Exhibit 8.1

March 10, 2017

Mast Therapeutics, Inc.

3611 Valley Centre Drive, #500

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as counsel to Mast Therapeutics, Inc., a Delaware corporation (“Mast”), and Victoria Merger Corp., a Delaware corporation (“Merger Sub”) in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization, dated as of January 6, 2017, by and among Mast, Merger Sub and Savara, Inc., a Delaware corporation (“Savara”) (the “Agreement”).

Pursuant to the Agreement, Merger Sub will merge with and into Savara, with Savara continuing as the surviving entity and as a wholly owned subsidiary of Mast (the “Merger”). The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Mast, which includes the proxy statement/prospectus/information statement relating to the Merger (the “Proxy Statement-Prospectus”). This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement-Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Mast, Merger Sub and Savara in the Agreement or the Proxy Statement-Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by Mast, Merger Sub and Savara on the date hereof; (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Mast, Merger Sub and Savara or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification; and (v) that the total fair market value of all consideration other than Mast common stock transferred to Savara stockholders in the Merger (including cash in lieu of fractional shares of Mast common stock and cash transferred to any Savara stockholders exercising dissenters’ rights) will not equal or exceed that amount as would cause the Merger to fail to constitute a “reorganization” within the meaning of Section 368(a) of the Code.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the disclosure contained in the Registration Statement under the caption, “Considerations with Respect to U.S. Federal Income Tax Consequences of the Merger,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger.

Mast Therapeutics, Inc.

March 10, 2017

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement-Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)